UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2005

VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 914-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01.    Entry into a Material Definitive Agreement

On February 3, 2005, ViaCell, Inc. (the “Company”) entered into a Development Agreement (the “Development Agreement”) and a Supply Agreement (the “Supply Agreement”) with Miltenyi Biotec GmbH (“Miltenyi”). Prior to entering into the Supply Agreement and the Development Agreement, there had been no material relationship between ViaCell and Miltenyi.

The Development Agreement provides for the development by Miltenyi of a cGMP cell separation kit (the “Product”) for ViaCell consisting of various antibodies conjugated with magnetic particles to be used in ViaCell’s Selective Amplification process for the development and commercialization of ViaCell’s therapeutic cellular therapy products based on the Selective Amplification technology. Under the Development Agreement, Miltenyi is obligated to perform various tasks set forth in the Development Agreement in connection with the development of the Product, including making various filings with the US Food and Drug Administration, and ViaCell is obligated to make various payments to Miltenyi based on achievement of certain milestones. Each party owns intellectual property conceived by such party independently of the technology of the other party. Jointly conceived technology is owned jointly. The term of the Development Agreement ends on the earlier of the expiration of both parties’ obligations under the Development and January 24, 2007. The Development Agreement is terminable by either party in the event of an uncured breach of the Development Agreement by the other party or the dissolution or bankruptcy of the other party.

The Supply Agreement provides for the exclusive supply of the Product by Miltenyi to ViaCell. The Supply Agreement provides for terms regarding ViaCell’s provision of forecasts and orders of the Product, minimum purchase requirements, Miltenyi’s delivery of the Product and ViaCell’s testing and acceptance of the Product. The Supply Agreement further sets forth the price per unit of Product and the circumstances under which the price per unit can be increased. The Supply Agreement obligates ViaCell to use commercially reasonable efforts to commercialize products made using the Product and permits ViaCell to cross reference Miltenyi’s FDA Master Files. Each party owns intellectual property conceived by such party independently of the technology of the other party. Jointly conceived technology is owned jointly. The term of the Supply Agreement ends on January 24, 2012 and is automatically extended for successive one year periods unless either party provides notice to the other party of its desire to not extend the term of the Supply Agreement. The Supply Agreement is terminable by either party in the event of an uncured breach of the Supply Agreement by the other party or the dissolution or bankruptcy of the other party. In addition, the Supply Agreement can be terminated by ViaCell upon six months prior notice to Miltenyi at any time after June 24, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.

Date: February 8, 2005	By:	/s/ Stephen Dance Name: Stephen Dance Title: Chief Financial Officer